Execution Version INVESTOR AND REGISTRATION RIGHTS AGREEMENT This Investor and Registration Rights Agreement (including all exhibits hereto and as may be amended, supplemented or amended and restated from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of December 2, 2024, by and among Summit Midstream Corporation, a Delaware corporation (the “Company”), and each of the Holders party hereto. WHEREAS, this Agreement is entered into in connection with the issuance and sale by the Company of a number of shares of its common stock, par value $0.01 per share, designated as Class B Common Stock (the “Class B Common Stock”), and the issuance of a corresponding number of Common Units of Summit Midstream Partners, L.P., a Delaware limited partnership and a subsidiary of the Company (the “Partnership”) to Tall Oak Midstream Holdings, LLC, a Delaware limited liability company (“Tall Oak”), in exchange for the contribution of all of the issued and outstanding member interests in Tall Oak Midstream Operating, LLC, a Delaware limited liability company (the “Contribution Agreement”); WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Investor and each of the Holders; and WHEREAS, as a condition to the obligations of Tall Oak and the Company under the Contribution Agreement, the parties hereto hereby agree to execute and deliver this Agreement. NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. As used in this Agreement, the terms set forth below shall have the following meanings: “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly (including through one or more intermediaries), of the power or authority to direct or cause the direction of management, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, and for the avoidance of doubt, Management Aggregator shall not be deemed an Affiliate of Tailwater. “beneficially own” (and related terms such as “beneficial ownership” and “beneficial owner”) shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule. For the avoidance of doubt, a Holder will be deemed to beneficially own such shares of Common Stock for which the Company or the Partnership, as applicable, may redeem or exchange for such Holder’s Common Units and shares of Class B Common Stock. “Board” means the Board of Directors of the Company. “Business Day” means any day, other than a Saturday or Sunday or a day on which commercial banks in New York City are required by law to be closed. Exhibit 10.2

2 “Certificate of Designation” means the certificate of designation establishing the Class B Common Stock. “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated as of August 1, 2024, as such certificate of incorporation may be amended, supplemented or amended and restated from time to time in accordance with the terms thereof. “Chief Executive Officer” means the executive holding the position of Chief Executive Officer of the Company. “Closing Date” means the date of consummation of the transactions contemplated by the Contribution Agreement. “Commission” means the Securities and Exchange Commission. “Common Stock” means “Common Stock” as defined in the Certificate of Incorporation and does not include “Blank Check Common Stock “ as defined in the Certificate of Incorporation. “Common Units” means the common units representing limited partner interests in the Partnership. “Counsel to the Holders” means with respect to any Underwritten Offering or Piggyback Offering, the counsel selected by the Required Holders. “Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the Commission. “Effectiveness Period” means the period beginning on the Effective Date for a Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement (or if such Registration Statement becomes unavailable, another Registration Statement) have ceased to be Registrable Securities. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Form S-1” means Form S-1 under the Securities Act, or any other form hereafter adopted by the Commission for the general registration of securities under the Securities Act. “Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-3. “Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-4. “Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-8. “Governance Committee” means the Nominating and Governance Committee of the Board. “Holder” or “Holders” means Tall Oak and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant to Section 2.13. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.

3 “Independent Director” means a director who qualifies as “independent” under the rules of the NYSE or the rules of such other national securities exchange on which the Common Stock is then listed or trading. “Investor” or “TW” means, Tailwater and its successors and permitted assigns in accordance with this Agreement, the Limited Partnership Agreement and the Certificate of Designation. “Investor Group” means the Investor and its controlled Affiliates. “Limited Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership, dated as of the date hereof, of the Partnership, as the same may be amended or supplemented from time to time. “Management Aggregator” means Tall Oak Midstream Investments, LLC, a Delaware limited liability company. “NYSE” means the New York Stock Exchange. “Other Holder” means any holder of Common Stock other than a Holder. “Permitted Class B Owners” is defined in Section 2 of the Certificate of Designation. “Permitted Transferee” of a Holder means any Person who is permitted to be a transferee pursuant to a “Permitted Transfer” under Section 10.02 of the Limited Partnership Agreement as though such Holder were a Limited Partner for purposes thereof. “Person” means an individual or corporation, partnership, limited partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Portfolio Company” means any entity (existing and future) managed or advised by Tall Oak or any affiliate of Tall Oak’s ultimate parent. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened. “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus. “Registration Expenses” means all fees and expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, including, without limitation, all registration, filing, securities exchange listing and Nasdaq fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars,

4 reasonable fees and expenses incurred in connection with any “road show” for an Underwritten Offering, all word processing, duplicating and printing expenses, any transfer taxes not otherwise attributable to the sale of Registrable Securities, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. “Registrable Securities” means, collectively, (a) the Common Stock issued or that may be issuable to a Holder upon redemption or exchange of the Common Units owned by such Holder pursuant to the terms of the Limited Partnership Agreement and (b) any additional shares of Common Stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) when a Registration Statement covering such Registrable Securities becomes or has been declared effective by the Commission and such Registrable Securities have been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Securities have been sold or disposed of pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect); (iii) when such Registrable Securities have been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.13; or (iv) such Registrable Securities are no longer outstanding. “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any registration statement relating to the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415), including the Prospectus, amendments and supplements to such registration statements, post-effective amendments, and all exhibits and all reports incorporated by reference or deemed to be incorporated by reference in such registration statements. “Required Holders” means the Holder or collective Holders of greater than 50% of the Registrable Securities. “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule. “Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule. “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule. “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

5 “Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, and (b) transfer taxes allocable to the sale of the Registrable Securities. “Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement. “Selling Shareholder Questionnaire” means a selling shareholder questionnaire reasonably adopted by the Company from time to time. “Step Down Event” means the First Step Down Event, Second Step Down Event, Third Step Down Event, or Fourth Step Down Event, each as defined in Section 3.01. “Subject Policy” means (a) the Company’s Corporate Governance Guidelines, the Company’s Code of Business Conduct and Ethics, and the Company’s Insider Trading Policy, in each case, in effect as of the date hereof (as each may be amended, supplemented or restated after the date hereof) and (b) each subsequent policy of the Board, in the case of each of clauses (a) and (b), as required by applicable law that is in effect and applicable to all non-employee directors serving on the Board. “Tailwater” means, collectively, Tailwater Capital LLC and any funds, portfolio companies and investment vehicles managed by or affiliated with Tailwater Capital LLC, expressly including VM Arkoma Stack Holdings, LLC, a Delaware limited liability company, and Connect Midstream, LLC, a Delaware limited liability company, and expressly excluding Management Aggregator. “Trading Day” means a day during which trading in the Common Stock occurs in the Trading Market, or if the Common Stock is not listed on a Trading Market, a Business Day. “Trading Market” means the NYSE or whichever national securities exchange on which the Common Stock is listed or quoted for trading on the date in question. “TW Affiliated Director” means a director designated by the Investor who is an Affiliate, or is employed by or otherwise serves as an officer or director (or equivalent position), of any affiliate of Tall Oak. “TW Director” means a Class B Director as defined in the Certificate of Designation. “TW Holders” means the Holders that are part of the Investor Group and their Permitted Transferees. “TW Non-Affiliated Directors” means a director who qualifies as “independent” under the rules of the NYSE or the rules of such other national securities exchange on which the Common Stock is then listed or trading and who is not (i) a TW Affiliated Director or (ii) otherwise an Affiliate of the Investor Group, or employed by or otherwise serves as an officer or director of a member (or Affiliate) of the Investor Group. The terms set forth below shall have the meanings ascribed to them in the following sections of this Agreement: Defined Term Section Reference Advice Section 2.16 Agreement Preamble

6 Defined Term Section Reference Class B Common Stock Recitals Contribution Agreement Recitals Board Designation Expiration Date Section 3.01(e) Company Preamble Election Meeting Section 3.01(b)(i) Grace Period Section 2.03(a) Indemnified Party Section 2.10 Indemnifying Party Section 2.10 Independent Interests Section 3.08 Information Section 3.08 Legal Expenses Section 2.06 Losses Section 2.08 Opt-Out Notice Section 2.18 Other Investments Section 3.06 Partnership Preamble Piggyback Notice Section 2.04(a) Piggyback Offering Section 2.04(a) Post-Offering Lock-up Period Section 2.07(a) Representatives Section 3.08 Required Information Section 3.01(c) Tall Oak Recitals Underwritten Offering Section 2.02(a) ARTICLE II REGISTRATION RIGHTS Section 2.01 Shelf Registration. (a) Within 90 days of the Closing Date or within 30 days of the filing of the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2024, whichever occurs later, the Company shall use its reasonable best efforts to prepare and file a Registration Statement with the Commission covering the resale of all Registrable Securities that are not covered by an existing Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. (b) The Registration Statement filed with the Commission pursuant to this Section 2.01 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1, which Form S-1 shall be converted to a Form S-3 at such time as the Company becomes so eligible, or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a Prospectus in such form as to permit any selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the Effective Date for such Registration Statement. The Company shall use reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to be declared effective as soon as reasonably practicable thereafter. (c) During the Effectiveness Period, the Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available for the resale of the Registrable

7 Securities without interruption until all Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. At the time it becomes effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). (d) A Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. Section 2.02 Procedures For Underwritten Offerings. (a) At any time and from time to time after the effectiveness of a Registration Statement filed in accordance with Section 2.01, the TW Holders may request to sell all or any portion of their Registrable Securities included thereon in an underwritten offering that is registered pursuant to such Registration Statement (an “Underwritten Offering”); provided that the TW Holders shall not be entitled to request more than five Underwritten Offerings with each Underwritten Offering to include an aggregate number of Registrable Securities reasonably expected to result in gross offering proceeds of at least $35 million. (b) In connection with an Underwritten Offering, the Investor shall select one or more investment banking firms of national standing to be the managing underwriter or underwriters with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. (c) As a condition for inclusion of a Selling Holder’s Registrable Securities in an Underwritten Offering, the Selling Holder shall agree to enter into an underwriting agreement with the underwriters and complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement; provided, that the underwriting agreement is in customary form and reasonably acceptable to the Selling Holders; and provided further, that no Selling Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Selling Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Selling Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested). If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the managing underwriter; provided, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering or if the Registration Statement relating to an Underwritten Offering is suspended pursuant to Section 2.03, then such abandoned or suspended, as applicable, Underwritten Offering will not be considered an Underwritten Offering under this Section 2.02. (d) If the managing underwriter or underwriters for an Underwritten Offering advises the Company that the total amount of Registrable Securities or other shares of Common Stock to be included in such Underwritten Offering is such as to materially adversely affect the success of such Underwritten Offering, the number of Registrable Securities or other shares of Common Stock to be included in such offering will be reduced as follows: first, the Company shall reduce or eliminate the Common Stock to be included by any Person other than a Selling Holder, if any; second, the Company shall reduce or eliminate any Common Stock to be included by the Company; and third, the Company

8 shall reduce the number of Registrable Securities to be included by Selling Holders on a pro rata basis based on the total number of Registrable Securities requested by the Selling Holders to be included in the Underwritten Offering. (e) The Company will not be required to undertake an Underwritten Offering pursuant to this Section 2.02 if: (i) the Company has undertaken an Underwritten Offering, pursuant to Section 2.02 of this Agreement, within 90 days preceding the date of the request for such Underwritten Offering pursuant to this Section 2.02 is given to the Company; and (ii) the number of Underwritten Offerings previously made pursuant to this Section 2.02 and not abandoned in the immediately preceding 12-month period shall exceed two. Section 2.03 Grace Periods. (a) Notwithstanding anything to the contrary herein, the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the Commission suspend the use of, a Registration Statement (including the Prospectus included therein) if in the good faith judgment of the Board, (A) such registration, offering or use would reasonably be expected to materially affect in an adverse manner, or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company (provided, however, that to the extent the Company undertakes an underwritten public offering in connection with such transaction, Holders shall be entitled to the rights set forth in Section 2.04) or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; (B) the Company is in possession of material non-public information, the disclosure of which would not be, in the good faith opinion of the Board, in the best interests of the Company; (C) the Company must amend or supplement the affected registration statement or the related prospectus so that such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading; or (D) such registration or continued registration would render the Company unable to comply with the requirements of the Securities Act or Exchange Act (the period of a postponement or suspension as described in clause (A) and/or a delay described in clause (B),(C) or this clause (D), a “Grace Period”); provided however, that in the event such Registration Statement relates to an Underwritten Offering pursuant to Section 2.02, then the Holders initiating such Underwritten Offering shall be entitled to withdraw the request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 2.02 and the Company shall pay all Registration Expenses in connection with such registration. (b) The Company shall promptly, and no later than three calendar days following the occurrence of an event giving rise to the Grace Period, (i) notify the Holders in writing of the existence of the Grace Period (provided that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period began or will begin, and (ii) notify the Holders promptly, and no later than three calendar days following the conclusion of an event giving rise to the Grace Period, in writing of the date on which the Grace Period ends.

9 (c) The duration of any one Grace Period shall not exceed 45 days, and the aggregate of all Grace Periods in total during any 365-day period shall not exceed 60 days. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 2.03(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) of Section 2.03(b) and the date referred to in such notice. Section 2.04 Piggyback Registration. (a) If at any time, and from time to time, the Company proposes to conduct an underwritten offering of Common Stock for its own account or for the account of owners of Common Stock (including any Holders or Other Holders of Common Stock) entitled to participate in such offering, then the Company shall give written notice (the “Piggyback Notice”) of such underwritten offering to the Holders at least ten Business Days prior to the earlier of the date of filing of the registration statement or the date of filing of the preliminary prospectus supplement for such underwritten offering. Such Piggyback Notice shall include the number of shares of Common Stock to be offered, the proposed date of such underwritten offering, any proposed means of distribution of such shares of Common Stock, any proposed managing underwriter of such shares of Common Stock and a good faith estimate by the Company of the proposed maximum offering price of such shares of Common Stock (as such price would appear on the front cover page of a registration statement), and shall offer the Holders the opportunity to sell such amount of Registrable Securities as such Holders may request on the same terms and conditions as the Company or such Other Holders (a “Piggyback Offering”). Subject to Section 2.04(b), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within five Business Days after the date the Piggyback Notice is given; provided, however, that in the case of a “takedown” of Common Stock registered under a shelf registration statement previously filed by the Company, such Registrable Securities are covered by an existing and effective Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be offered. Except as provided in Section 2.17, the Company shall not grant piggyback registration rights to any holders of its Common Stock or securities that are convertible into its Common Stock that are senior to the rights of the Holders set forth in this Section 2.04(a). (b) The Company will cause the managing underwriter or underwriters of the proposed offering to permit the Selling Holders that have requested Registrable Securities to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or the Other Holders. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advises the Company and the Selling Holders in writing that, in its view, the total amount of shares of Common Stock that the Company, such Selling Holders and any Other Holders propose to include in such offering is such as to materially adversely affect the success of such underwritten offering, then: (i) if such Piggyback Offering is an underwritten primary offering by the Company for its own account, the Company will include in such Piggyback Offering: (A) first, all shares of Common Stock to be offered by the Company; (B) second, the shares of Common Stock requested to be included in such Piggyback Offering by each of the Holders, pro rata among the Holders based on the number of shares of Common Stock requested to be included by the Holders; and (C) third, the shares of Common Stock requested to be included in such Piggyback Offering by each of the Other Holders, pro rata among the Other Holders based on the number of shares of Common Stock requested to be included by the Other Holders; or (ii) if such Piggyback Offering is an underwritten secondary offering for the account of Other Holders exercising “demand” rights pursuant to a registration rights agreement,

10 the Company will include in such registration: (A) first, on a pro rata basis, (x) the shares of Common Stock of the Other Holders exercising “demand” rights requested to be included therein and (y) the shares of Common Stock requested to be included in such Piggyback Offering by the Holders (pro rata among such Other Holders and Holders based in each case on the number of shares of Common Stock each requested to be included); and (B) second, the shares of Common Stock proposed to be included in such underwritten offering by the Company; and in each case, the total amount of securities to be included in such Piggyback Offering is the full amount that, in the view of such managing underwriter, can be sold without materially adversely affecting the success of such Piggyback Offering. (c) If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason to delay a Piggyback Offering initiated by the Company, the Company may, at its election, give notice of its determination to the Selling Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned or delayed Piggyback Offering, without prejudice. (d) Any Selling Holder may withdraw its request for inclusion of any or all of its Registrable Securities in a Piggyback Offering by giving written notice to the Company, at least one Business Day prior to the anticipated date of the filing by the Company of a prospectus supplement under Rule 424 (which shall be the preliminary prospectus supplement, if one is used in the “takedown”) with respect to such offering, of its intention to withdraw from that registration; provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, the Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering. Section 2.05 Registration Procedures. If and when the Company is required to effect any registration under the Securities Act as provided in Section 2.01 or any Underwritten Offering as provided in Section 2.02, the Company shall use commercially reasonable efforts to: (a) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its reasonable best efforts to cause such Registration Statement to become and remain effective, subject to the limitations contained herein; (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein; (c) (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to each Holder whose securities are covered by such Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford Counsel to the Holders a reasonable opportunity to review and comment on such documents and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in

11 Section 3.08, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act, and (B) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in Section 3.08, during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act; (d) notify each Holder, promptly after the Company receives notice thereof, of (i) any correspondence from the Commission relating to such Registration Statement or Prospectus, (ii) the time when such Registration Statement has been declared effective, and (iii) the time when a supplement to any Prospectus forming a part of such Registration Statement has been filed; (e) with respect to any offering of Registrable Securities furnish to each Selling Holder, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such Selling Holder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder a copy of any and all comment letters, transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such Registration Statement, Prospectus or offer; (f) (i) register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction; (g) cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or Counsel to the Holders of Registrable Securities included in such Registration Statement to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof; (h) with respect to any Underwritten Offering, obtain a signed: (i) opinion of counsel for the Company (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of

12 issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any; (ii) “comfort” letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountants customarily given in such an offering) in form and substance to such underwriters covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in accountants’ comfort letters delivered to underwriters in such types of offerings of securities; and (iii) certificate of the chief financial officer or other appropriate executive officer of the Company, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters, if reasonably requested by the underwriters for the purpose of certifying certain financial information not addressed in the comfort letter referred to in clause (ii) immediately above; (i) notify each Holder of Registrable Securities included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, at the written request of any such Holder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; (j) notify the Holders of Registrable Securities included in such Registration Statement promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information relating thereto; (k) advise the Holders of Registrable Securities included in such Registration Statement promptly after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a Registration Statement relating to the Registrable Securities and promptly use commercially reasonable efforts to obtain the withdrawal; (l) otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering of Registrable Securities, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Form 10-Q and Form 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158;

13 (m) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof; (n) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holders beneficially owning a majority of the Registrable Securities included in a Registration Statement or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification, and provide reasonable cooperation, including causing at least one (1) executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than three “road shows” in any 12-month period and such participation shall not unreasonably interfere with the business operations of the Company; (o) if requested by the managing underwriter(s) or the Holders beneficially owning a majority of the Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the plan of distribution for such shares of Registrable Securities provided to the Company in writing by the managing underwriters and the Holders of a majority of the Registrable Securities being sold and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information; (p) if reasonably required by the Company’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and (q) otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby. In addition, at least 10 Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder, including any update to or confirmation of the information contained in the Selling Shareholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within five Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Shareholder Questionnaire and a response to any requests for further information as described in the previous sentence and, if an Underwritten Offering, entered into an underwriting agreement with the underwriters in accordance with Section 2.02(c) and Section 2.07. If a Holder of Registrable Securities returns a Selling Shareholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall be permitted to exclude such Holder from being a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto. Each Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire or request for further information as described in this Section 2.05 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

14 Section 2.06 Registration Expenses. The Company shall pay all reasonable Registration Expenses, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In connection with each Underwritten Offering and each Piggyback Offering, the Company shall reimburse the TW Holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel retained by the TW Holders in connection with such offering (“Legal Expenses”); provided, however, that the Company’s obligation to reimburse Legal Expenses under this Agreement shall not exceed $100,000 for any single Underwritten Offering or Piggyback Offering and shall not exceed $400,000 in the aggregate. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. Section 2.07 Post-Offering Lock-up. (a) In connection with any Underwritten Offering, Piggyback Offering or other underwritten public offering of equity securities by the Company, except with the written consent of the underwriters managing such offering, no Holder who participates in such offering or who beneficially owns 5% or more of the outstanding shares of Common Stock at such time shall (a) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, give, assign, hypothecate, pledge, encumber, grant a security interest in, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (including through any hedging or other similar transaction) any economic, voting or other rights in or to any equity securities of the Company, or otherwise transfer or dispose of any equity securities of the Company, directly or indirectly, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of equity securities of the Company (any such transaction described in clause (a) or (b) above, a “Transfer”), without prior written consent from the Company, during the seven (7) days prior to and the 90-day period beginning on the date of closing of such offering(or such shorter period as agreed to by any of the Company, its executive officers or the Board) (the “Post-Offering Lock-up Period”), except as part of such offering; provided, that nothing herein will prevent any Holder from making a Transfer of Registrable Securities to a Permitted Transferee that is otherwise in compliance with the applicable securities laws, so long as such Permitted Transferee agrees to be bound by the restrictions set forth in this Section 2.07(a). Each such Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant offering shall be third party beneficiaries of this Section 2.07(a). The provisions of this Section 2.07(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities. (b) In connection with any Underwritten Offering, the Company, and each of the Company’s directors and officers, shall not effect any Transfer of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the Selling Holders, during the Post-Offering Lock-up Period, except as part of such offering. The Company agrees to execute a lock-up agreement, and to call for the Company’s directors and officers to execute a lock-up agreement, in favor of the Selling Holders’ underwriters to such effect and, in any event, that the Selling Holders’ underwriters in any relevant offering shall be third party beneficiaries to this Section 2.07(b). Notwithstanding the foregoing, the Company may (i) effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or as part of any registration of securities offering and sale to employees, directors or consultants of the company and its

15 subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement and (ii) Transfer shares of Preferred Stock and issue shares of Common Stock in connection with the redemption or exchange of Common Units at any time in accordance with the terms of the Limited Partnership Agreement. Section 2.08 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates, employees and investment managers of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (a) any untrue or alleged untrue statement of a material fact contained in any Registration Statement contemplated herein, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus thereto or (b) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (ii) in the case of an occurrence of an event of the type specified in Section 2.05(i), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 2.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have. Section 2.09 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its respective directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (a) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein; (b) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use therein or (c) in the case of an occurrence of an event of the type specified in Section 2.05(i), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is

16 outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 2.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have. Section 2.10 Conduct of Indemnification Proceedings. (a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity under this Section 2.10 (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party. (b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (a) the Indemnifying Party has agreed in writing to pay such fees and expenses; (b) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (c) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. (c) Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 2.10) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined not to be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 2.10, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action. Section 2.11 Contribution.

17 (a) If a claim for indemnification under Section 2.08 or Section 2.09 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.11 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.11, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Section 2.12 Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company without registration, until the earlier of (a) such time as when no Registrable Securities remain outstanding and (b) such time as the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company covenants that it will (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (B) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance. Section 2.13 Transfer of Registration Rights. The rights of the Holders to cause the Company to register Registrable Securities under this Article II may not be transferred or assigned, in whole or in part, without the written consent of the Company; provided, however, that a Holder may assign such rights pursuant to this Article II in connection with a transfer of Registrable Securities to a Permitted Transferee so long as (a) such transfer or assignment is effected in accordance with applicable securities laws, (b) the transferee executes a joinder to this Agreement pursuant to which such transferee agrees to be bound by the terms set forth in this Article II, and (c) the Company is given written notice prior to such transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned;

18 provided, however, that any rights assigned hereunder shall apply only in respect of the Registrable Securities that are transferred or assigned and not in respect of any other securities that the transferee or assignee may hold. Section 2.14 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information as the Company may, from time to time, reasonably request in writing regarding such Holder and the distribution of such Registrable Securities that the Company determines, after consultation with its counsel, is reasonably required in order for any Registration Statement, Prospectus or prospectus supplement, as applicable, to comply with the Securities Act. Section 2.15 Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement. Section 2.16 Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 2.05(i), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.16. Section 2.17 Preservation of Rights. The Company shall not grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder unless any such more favorable rights are concurrently added to the rights granted hereunder. Section 2.18 Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering, the withdrawal of any Underwritten Offering or any event that would lead to a suspension or delay as contemplated by Section 2.03(a); provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 2.04, and such Holder shall no longer be entitled to the rights associated with any such notice. ARTICLE III GOVERNANCE Section 3.01 Board Designees and Composition. The rights of the Investor as the holder of Class B Common Stock are as set forth in Section 3 of the Certificate of Designation. (a) The Investor shall provide to the Company such information about the TW Directors at such times as the Company may reasonably request in order to ensure compliance with the applicable stock exchange rules and the applicable securities laws (the “Required Information”). The Investor shall also provide to the Company, upon reasonable request from the Company and in connection with providing the Required Information, evidence reasonably satisfactory to the Company that the Holders beneficially own the number of shares of Common Stock and/or Common Units that would be

19 required to elect the number of TW Directors pursuant to the Certificate of Designation then serving on the Board or then being elected to the Board in connection with the Certificate of Designation. (b) The Investor agrees to give prompt notice to the Company if the Total Class B Ownership is no longer equal to at least 10%. (c) From and after the Closing Date until the Board Designation Expiration Date (as defined in Section 3.01(e) below), the Company shall take all necessary actions within its control so as to cause to be elected to the Board and to cause to continue in office the TW Director(s) entitled to be designated by the Investor hereunder and otherwise to reflect the Board composition contemplated by Section 3 of the Certificate of Designation. (d) Neither the Company nor the Board (subject to the fiduciary duties that the Company’s directors may owe in such capacity) shall be permitted to increase or decrease the number of individuals comprising the Board or amend or modify the designation rights set forth in this Section 3.01 without first having received the affirmative vote of a majority of the Independent Directors then on the Board; provided, that the designation rights granted to the Investor Group pursuant to Section 3(b) of the Certificate of Designation shall increase to the extent necessary such that the Investor Group’s percentage representation on the Board is no less than the Total Class B Ownership percentage of the Total Shares at that time; and provided further, that the foregoing shall not prohibit any decreases to the number of individuals comprising the Board as set forth in Section 3(b) of the Certificate of Designation. (e) On the earlier to occur of (i) the Fourth Step Down Event and (ii) such date that the Investor delivers a written waiver of its rights under this Section 3.01 to the Company (which shall be irrevocable) (the “Board Designation Expiration Date”), the Investor will have no further rights under this Section 3.01. (f) At all times while a TW Director is serving as a member of the Board, and following any such TW Director’s death, disability, resignation or removal or disqualification, such TW Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the Board. Each TW Non-Affiliated Director shall be also entitled to any retainer, equity compensation or other fees or compensation paid to the non-employee directors of the Company for their services as a director, including any service on any committee of the Board. The Company shall enter into its standard form of director indemnification agreement with each TW Director prior to such TW Director commencing service on the Board. Section 3.02 Selection of TW Directors; Committees. (a) The parties hereto agree that the TW Directors listed on Exhibit A to this Agreement are qualified for service pursuant to the requirements of this Agreement. (b) On the Closing Date and during the term of this Agreement, the Company will take all necessary action such that the composition of each special committee of the Board (including, for the avoidance of doubt, any new committees formed from and after the date hereof) shall include one TW Director; provided, that the composition of the committees of the Board shall comply with applicable law and stock exchange rules (including with respect to director independence requirements and conflicts of interest provisions required by Delaware law). (c) Notwithstanding anything to the contrary herein, no Person shall be entitled to serve on the Board (and the Company shall have no obligation to nominate a Person) if the Board or the Governance Committee reasonably determines that (i) the election of such Person to the Board would

20 cause the Company not to be in compliance with applicable law or such Person does not satisfy all applicable Securities and Exchange Commission and stock exchange requirements regarding service as a regular director of the Company or (ii) such Person has been involved in any of the events that would be required to be disclosed in a registration statement on Form S-1 pursuant to Item 401(f) of Regulation S- K under the Securities Act or is subject to any order, decree or judgment of any governmental entity prohibiting service as a director of any public company. In any such case described in clauses (i) or (ii) of the immediately preceding sentence, the designation of such proposed TW Director shall be withdrawn and, subject to the requirements of this Section 3.02(c), the Investor or the Board, as applicable, shall be permitted to designate a replacement therefor (which replacement will also be subject to the requirements of this Section 3.02(c)). The Company hereby agrees that the Persons listed on Exhibit A to this Agreement would not be prohibited from serving on the Board pursuant to clause (i) or clause (ii) of the first sentence of this Section 3.02(c) as of the date hereof. (d) The Investor Group shall cause each TW Director to agree to, and be subject to, each Subject Policy. For the avoidance of doubt, no Subject Policy shall modify any of the rights and obligations of the parties to this Agreement, the Contribution Agreement, or any other agreement entered into between the parties hereto or the Certificate of Designation in connection with the transactions contemplated by this Agreement, the Contribution Agreement, or the Certificate of Designation. Section 3.03 Voting With Respect to Election Meetings. From the date of this Agreement until immediately after the Company’s 2025 annual meeting of the shareholders and subject to Section 3.02(c), the Investor Group agrees to (i) cause all voting securities of the Company held by such Persons or over which any such Person otherwise has voting discretion or control to be present at any Election Meeting either in person or by proxy; and (ii) vote such voting securities beneficially owned by such Person or over which such Person otherwise has voting discretion or control (A) in favor of all director nominees nominated by the Board (including, for the avoidance of doubt, nominations recommended by the Governance Committee with respect to the Chief Executive Officer and the initial TW Directors serving on the Board as of the date hereof (or if any such individual is no longer serving on the Board, such individual’s replacement), (B) against any other nominees, and (C) against the removal of any director (other than a TW Director), unless the Governance Committee so recommends in favor of such removal (such recommendation not to be made without the approval of a majority of the Independent Directors). Section 3.04 Related Party Transaction Policy. The Investor acknowledges the Company’s Related Person Transaction Policies and Procedures as in effect as of the date hereof or as may be amended, supplemented or restated after the date hereof to the extent required by applicable law. Section 3.05 Information Rights. From and after the date hereof until the Board Designation Expiration Date: (a) the Company shall permit the Investor and its Representatives to visit and inspect the Company’s properties, to examine its books of accounts and records and to discuss its affairs, finances and accounts with the officers of the Company, upon reasonable advance request, during normal business hours, for a proper purpose reasonably related to the investment of the Investor’s and its Affiliates’ in the Company; provided, that any such information shall be subject to Section 3.08. Any expenses incurred by the Investor pursuant to this Section 3.05(a) shall be borne 100% by the Investor; and (b) the TW Directors shall be permitted to disclose to the Investor and the Investor’s Affiliates and Representatives on a need to know basis the Information disclosed to the TW Directors as members of the Board; provided, that such ability to disclose Information shall in all circumstances be subject to such TW Directors’ fiduciary duties as directors, which duties shall include, without limitation,

21 a restriction on sharing Information regarding information subject to confidentiality by the Company with third parties if the Company has identified to the TW Directors or the Board that such information is confidential and the disclosure thereof by the TW Directors would cause a breach of such confidentiality obligation and any such Representative shall, enter into a customary and reasonable mutually acceptable confidentiality agreement with the Company. The Investor agrees to be liable to the Company for any breach of confidentiality or use of Information by its Affiliates and Representatives. Section 3.06 Waiver of Corporate Opportunities. The Company, on behalf of itself and the Company subsidiaries, to the fullest extent permitted by applicable law: (a) To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company or any of its officers or directors, or any of their respective Affiliates, and the Company renounces any expectancy that any of the directors or officers of the Company will offer any such corporate opportunity of which he or she may become aware to the Company, except that the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Company only with respect to a corporate opportunity (i) that was offered to such person solely in his or her capacity as a director or officer of the Company, (ii) that is one the Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Company to pursue and (iii) to the extent the director or officer is permitted to refer such opportunity to the Company without violating any legal obligation (such a corporate opportunity, a “Subject Opportunity”); (b) In furtherance of the foregoing, in recognition and anticipation that (i) certain directors, principals, officers, employees or other representatives of the Investor Group may serve as directors, officers or agents of the Company, and (ii) the Investor Group and its respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage and (iii) the TW Directors (who are not employees of the Company) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Section 3.06 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Investor Group, the TW Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith; (c) None of the Investor Group or any TW Director (each, an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Section 3.06(d). Subject to Section 3.06(d), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its

22 Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person; (d) The Company does not renounce its interest in any Subject Opportunity offered to any TW Director and the provisions of Section 3.06(c) and Section 3.06(e) shall not apply to any such Subject Opportunity; and (e) In addition to and notwithstanding the foregoing provisions of this Section 3.06, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) is one in which the Company has no interest or reasonable expectancy. Section 3.07 Recusal. The Investor Group shall cause the recusal of each TW Affiliated Director, in such director’s exercise of the applicable fiduciary duties of care and loyalty in case of a potential conflict (as applicable, for the whole meeting or for the portion of the meeting which primarily related to such conflict), and the Investor shall notify SMC promptly if the Investor becomes aware of any potential transaction or event that in the Investor’s good faith judgment would be reasonably expected to result in a conflict. In this context, the Investor shall agree to adhere to any reasonable conflicts determinations made by a majority of the Independent Directors (excluding the TW Affiliated Directors) in good faith. The Investor shall implement appropriate internal procedures to ensure proper recusal of the TW Directors and the TW Directors shall be subject to a duty of loyalty and shall refrain from misappropriating information in accordance with Delaware law. Section 3.08 Confidentiality. The Investor shall hold, and cause the Investor Group and its and their respective directors, managers, officers, employees, agents, consultants, accountants, attorneys, and financial advisors (“Representatives”) to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure), all non- public information of the Company (whether such information is oral, written or electronic), including records, books, contracts, instruments, computer data, analyses, summaries, notes, forecasts, studies, documents and other data, in whatever form maintained (collectively, “Information”), concerning the Company or any of its subsidiaries furnished to it or the TW Directors by or on behalf of the Company or any of its subsidiaries (except to the extent that such information can be shown by the party receiving such Information to have been (a) already in the Investor Group’s possession prior to it being furnished to the Investor Group by or on behalf of the Company, provided that such information is not known by the Investor Group, after reasonable inquiry, to be subject to a legal, contractual or fiduciary obligation of confidentiality to the Company, (b) generally available to the public other than as a result of a disclosure by the Investor Group or its Representatives in violation of the terms hereof, (c) available to the Investor Group from a source other than Company, provided that such source is not known by the Investor Group to be bound by a legal, contractual or fiduciary obligation of confidentiality to the Company or (d) is developed by the Investor Group or its Representatives without reliance on or use of any Information) and no such party shall release or disclose such Information to any other person, except its Representatives, or use such Information other than in connection with evaluating and taking actions with respect to such

23 Person’s ownership interest in the Company. Notwithstanding the foregoing in this Section 3.08, the Company understands and acknowledges that members of the Investor Group and their Representatives (x) are actively engaged in the business of midstream operations in various locations throughout the United States, (y) presently own (or represent entities that own) oil and gas interests or have leads, prospects, information, or ideas on properties or leaseholds that may relate to or involve all or some portion of the Information, or lands adjacent or adjoining to such properties which have been or may be acquired by a member of the Investor Group and/or its Representatives independently of the Company and the Information (the “Independent Interests”), and (z) who review the Information may retain mental impressions of such Information, which are indistinguishable from generalized industry knowledge, and that the use of such mental impressions in connection with the Independent Interests is not prohibited by this Section 3.08; provided, that the Investor acknowledges that the intent of this Section 3.08 is to ensure the confidentiality of Information and to preclude use of or reliance on Information other than for the purpose permitted in this Section 3.08. For purposes of clarification, no Portfolio Company shall be deemed to have been provided with Information solely as a result of any TW Director (whether such Person has been provided with or has knowledge of Information) serving on the board or as an officer of such Portfolio Company so long as any such TW Director does not provide Information to any director, officer or employee of such Portfolio Company that is not also a TW Director and any such director, officer or employee of such Portfolio Company does not act at the direction of or with the encouragement from such TW Director with respect to such Information. Section 3.09 Transfer of Article III Rights. The rights of the Investor pursuant to this Article III may not be transferred or assigned, in whole or in part, without the written consent of the Company. Section 3.10 General Lock Up. In addition to the transfer restrictions contained in Section 10.01 of the Limited Partnership Agreement: (a) The Investor Group shall be prohibited, prior to the first anniversary of the Closing Date, without the prior written consent (“Written Consent”) of the Company as approved by a majority of the Independent Directors from engaging in the Transfer (other than to Permitted Transferees) of any shares of Common Stock issuable upon the conversion or exchange of any Common Units and associated shares of Class B Common Stock held by the Investor Group. (b) In addition, the Investor Group shall be prohibited, during the period ending on the second anniversary of the Closing Date, without Written Consent, from engaging in the Transfer (other than to Permitted Transferees) of more than 50% of the Common Stock issuable upon conversion or exchange for any Common Units and associated shares of Class B Common Stock held by the Investor Group. (c) Management Aggregator shall be prohibited, prior to the expiration of the six month period following the Closing Date, without the prior Written Consent of the Company as approved by a majority of the Independent Directors from engaging in the Transfer (other than to Permitted Transferees) of any shares of Common Stock issuable upon the conversion or exchange of any Common Units and associated shares of Class B Common Stock held by Management Aggregator. (d) In addition, Management Aggregator shall be prohibited, during the period ending on the first anniversary of the Closing Date, without Written Consent, from engaging in the Transfer (other than to Permitted Transferees) of more than 50% of the Common Stock issuable upon conversion or exchange for any Common Units and associated shares of Class B Common Stock held by Management Aggregator.

24 Section 3.11 Non-Solicitation. Prior to the redemption in full or exchange of all Common Units for Common Stock by any Permitted Class B Owner pursuant to the Limited Partnership Agreement, or until the termination of the Certificate of Designation or such time as no shares of Class B Common Stock remain outstanding, such Permitted Class B Owner may not, directly or indirectly: (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any equity securities or direct or indirect rights to acquire any equity securities of the Company or any subsidiary thereof (other than the Common Stock issuable of the exchange of the upon the conversion or exchange of any Common Units and associated shares of Class B Common Stock); (b) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any Person or entity with respect to the voting of, any voting securities of the Company or any subsidiary thereof; (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving the Company or any subsidiary thereof, in each case other than any confidential proposals made to the Board; (d) form, join or in any way participate in a “group” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) in connection with any voting securities of the Company; (e) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company or any subsidiary thereof; or (f) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist or encourage, any other Persons in connection with any of the foregoing. Neither Tall Oak nor its controlled Affiliates shall, directly or indirectly, make any proposal, statement or inquiry, or disclose any intention, plan or arrangement, whether written or oral, inconsistent with the foregoing, or request the Company or any of its representatives, directly or indirectly, to amend, waive or terminate any provision of this Section 3.11. ARTICLE IV MISCELLANEOUS Section 4.01 Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement. Section 4.02 Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of

25 competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. Section 4.03 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with, abrogates or violates the rights granted to the Investor or any Holders in this Agreement, without the consent of the Investor or such Holders. Section 4.04 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company (and approved by the majority of the TW Directors if such amendment, modification, supplement or waiver is sought prior to the First Step Down Event) and the Investor (or solely for purposes of Article II, the Required Holders); provided, however, that no amendment, modification, supplement, or waiver of any provision of Article II that disproportionately and adversely affects, alters, or changes the interests of any Holder pursuant to Article II shall be effective against such Holder without the prior written consent of such Holder; and provided, further, that the waiver of any provision with respect to any Registration Statement or offering may be given by any Holder entitled to participate in such offering or, if such offering shall have been commenced, having elected to participate in such offering. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party hereto to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms. Section 4.05 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery, by electronic mail or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two days after the date of mailing, (ii) if sent by national courier service, one Business Day after being sent, (iii) if delivered personally, when so delivered, (iv) if sent by electronic mail, on the Business Day such electronic mail is transmitted, or (v) if sent by facsimile transmission, on the Business Day such facsimile is transmitted, in each case as follows: (a) If to the Company: Summit Midstream Corporation 910 Louisiana Street, Suite 4200 Houston, Texas 77002 Attn: Legal Department E-mail: legal@summitmidstream.com with a copy (which shall not constitute notice) to: Locke Lord LLP 600 Travis Street, Suite 2800 Houston, Texas 77002

26 Attn: H. William Swanstrom; Jennie Simmons E-mail: bswanstrom@lockelord.com; jennie.simmons@lockelord.com (b) If to the Investor or any Holder: Tailwater Capital LLC. 2021 McKinney Avenue, Suite 1250 Dallas, Texas 75201 Attn: Jason Downie; Stephen Lipscomb E-mail: jdownie@tailwatercapotal.com; slipscomb@tailwatercapital.com with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 4550 Travis Street Dallas, Texas 75205 Attn: Kevin. T. Crews, P.C.; Adam Garmezy E-mail: kevin.crews@kirkland.com; adam.garmezy@kirkland.com If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday. Section 4.06 Successors and Assigns. Subject to Section 2.13, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any trustee in bankruptcy). No assignment or delegation of any of the Company’s rights, interests or obligations under Article II shall be effective against any Holder without the prior written consent of the Required Holders. Section 4.07 Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof. Section 4.08 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the Court of Chancery of the State of Delaware and any appellate court thereof, or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, any Delaware state court or any federal court located in the State of Delaware and any appellate

27 court thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof, or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, any Delaware state court or any federal court located in the State of Delaware and any appellate court thereof for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Section 4.09 Waiver of Jury Trial. (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. (b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement; provided, however, that this provision does not, and shall not be deemed to, modify the exclusive jurisdiction provisions in Section 4.08. Section 4.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. Section 4.11 Descriptive Headings. Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either”

28 or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self- regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time. Section 4.12 Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, and the Certificate of Designation constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. Section 4.13 Termination. (a) The rights and obligations of the Company and any Holder under Article II (other than those set forth in Section 2.07 (Post-Offering Lock-Up), which shall terminate at the expiration of the time periods set forth therein) shall terminate on the date such Holder no longer beneficially owns any Registrable Securities. (b) The rights and obligations of the Company and the Investor Group under Article III shall terminate on the Board Designation Expiration Date. (c) The terms of this Article IV shall not be terminable. (d) Notwithstanding anything to the contrary in this Section 4.13, this Agreement (or any article or provision herein) may be terminated upon the mutual written consent of the parties hereto. Section 4.14 Independent Nature of Holders’ Obligations and Right. The rights and obligations of each Holder hereunder are several and not joint with the rights and obligations of any other Holder hereunder. No Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder, nor shall any Holder have the right to enforce the rights or obligations of any other Holder hereunder. The obligations of each Holder hereunder are solely for the benefit of, and shall be enforceable solely by, the Company. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Holders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to Investor and Registration Rights Agreement IN WITNESS WHEREOF, the parties hereto have executed this Investor and Registration Rights Agreement as of the date first written above. SUMMIT MIDSTREAM CORPORATION By: /s/ William J. Mault_________________ Name: William J. Mault Title: Executive Vice President and Chief Financial Officer

Signature Page to Investor and Registration Rights Agreement TALL OAK MIDSTREAM HOLDINGS, LLC By: VM Arkoma Stack Holdings, LLC, its sole member By: Connect Midstream, LLC, its managing member By: /s/ Jason Downie_________________ Name: Jason Downie Title: Director

Exhibit A to Investor and Registration Rights Agreement Exhibit A Board of Directors TW Directors/Class Designation Jason Howland Downie James Edward Herring, Jr. Stephen Martin Lipscomb Jr. Andrew Arthur Winston Independent Directors James J. Cleary Lee Jacobe Robert J. McNally Rommel M. Oates Jerry L. Peters Marguerite Woung-Chapman Chief Executive Officer Heath Deneke